THE ASIA PACIFIC FUND, INC.
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



May 30, 2006


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Re:	The Asia Pacific Fund, Inc. (the "Fund")
File No. 811-04710



Ladies and Gentlemen:

Please find enclosed the Annual Report on Form N-SAR for the Fund for the fiscal year ended March 31, 2006. The Form N-SAR was filed electronically using the EDGAR System.


Very truly yours,


							/s/Deborah A. Docs
Deborah A. Docs
Chief Legal Officer and Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 4th day of May 2006.


THE ASIA PACIFIC FUND, INC.



Witness: /s/Glenda D. Noel			By: /s/Deborah A. Docs
     Glenda D. Noel			       Deborah A. Docs
				     	       Chief Legal Officer and Secretary







L:\MFApps\CLUSTER 3\N-SAR\APB\2006\Annual 3-31-06 cover-sig.doc